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                        REPORT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Kemper Blue Chip Fund


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Kemper Blue Chip Fund as of October 31, 1996, and the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the fiscal periods since 1988. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of October 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Kemper Blue Chip Fund at October 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the fiscal periods since 1988 in conformity with generally accepted accounting principles.



                                                ERNST & YOUNG LLP



Chicago, Illinois
December 17, 1996

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                       CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated December 17, 1996 in the Registration Statement (Form N-1A) of Kemper Blue Chip Fund, and its incorporation by reference in the related prospectus and statement of additional information of Kemper Equity Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933 (33-17777) and in this Amendment No. 13 to the Registration Statement under the Investment Company Act of 1940 (811-5357).



                                                ERNST & YOUNG LLP





Chicago, Illinois
December 23, 1996